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                                                             EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 46 to the Registration Statement (File Nos. 2-92915 and 811-4096) (the "Registration Statement") of MFS(R) Municipal Series Trust (the "Trust"), of my opinion dated July 24, 2006, appearing in Post-Effective Amendment No. 41 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on July 27, 2006.


                                        CHRISTOPHER R. BOHANE
                                        -----------------------------------
                                        Christopher R. Bohane
                                        Assistant Clerk and Assistant Secretary

Boston, Massachusetts
March 20, 2007